As filed with the Securities and Exchange Commission on August 2, 2011

No. 333-175699

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great Lakes Dredge & Dock Corporation

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	1600	20-5336063
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, IL 60523

(630) 574-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce J. Biemeck

President and Chief Financial Officer

2122 York Road

Oak Brook, IL 60523

(630) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Emmerman, Esq.

Neal, Gerber & Eisenberg LLP

2 North LaSalle Street

Chicago, IL 60602

(312) 269-8000

Approximate date of commencement of proposed sale of the securities to the public:

The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.375% Senior Notes due 2019	$250,000,000	$250,000,000	$29,025.00(2)
Guarantees of 7.375% Senior Notes due 2019	$250,000,000	—	(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act.
(2)	Previously paid.
(3)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Great Lakes Dredge & Dock Company, LLC	Delaware	1600	20-1354414
Dawson Marine Services Company	Delaware	1600	36-3503893
Great Lakes Caribbean Dredging, Inc.	Delaware	1600	36-4347352
NASDI Holdings Corporation	Delaware	1600	04-2598486
Fifty-Three Dredging Corporation	New Jersey	1600	36-3177787
NASDI, LLC	Delaware	1600	38-3779500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware General Corporation Law

Great Lakes Dredge & Dock Corporation, Dawson Marine Services Company, Great Lakes Caribbean Dredging, Inc. and NASDI Holdings Corporation are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Delaware Limited Liability Company Act

Great Lakes Dredge & Dock Company, LLC and NASDI, LLC are organized as limited liability companies under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that a limited liability company, subject to any standards and restrictions in its limited liability company agreement, may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands.

New Jersey Business Corporation Act

Fifty-Three Dredging Corporation is incorporated under the laws of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act (the “NJBCA”) provides that, other than in proceedings by or in the right of the corporation, a corporation may indemnify any “corporate agent,” including its directors and officers, against expenses and liabilities incurred in connection with any proceeding involving the corporate agent because such person is or was a corporate agent, if such person (1) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In proceedings by or in the right of the corporation, a corporation may indemnify a corporate agent against such person’s expenses in any proceeding involving the corporate agent because such person is or was a corporate agent, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. The NJBCA makes an exception for any claim, issue or matter as to which such person is found liable to the corporation, unless the court determines that, under the circumstances, such person is fairly and reasonably entitled to such indemnity as the court deems proper. A corporation may pay expenses incurred by any corporate agent in connection with any proceeding in advance of a final disposition, upon receipt of an undertaking to repay if it is ultimately determined the corporate agent was not entitled to indemnification. A corporation may maintain insurance for any corporate agent against liabilities and expenses incurred by such corporate agent in any proceeding by reason of such person’s status as a corporate agent.

Certificates of Incorporation

Article Eight of Great Lakes Dredge & Dock Corporation’s Amended and Restated Certificate of Incorporation, Article Seventh of Great Lakes Caribbean Dredging, Inc.’s Certificate of Incorporation and Article Eighth of NASDI Holdings Corporation’s Certificate of Incorporation each provide that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, no director of the company is liable to the company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the company or its stockholders.

Article Seventh of Fifty-Three Dredging Corporation’s Certificate of Incorporation provides that the company shall have the power to the full extent permitted by the NJBCA, as amended from time to time, to indemnify all persons who it may indemnify pursuant to the NJBCA.

Bylaws

Article V of the Third Amended and Restated Bylaws of the Great Lakes Dredge & Dock Corporation (effective as of March 8, 2011), Article VII of the Bylaws of Great Lakes Caribbean Dredging, Inc. and Article V of the Bylaws of NASDI Holdings Corporation (collectively, the “Bylaws”) provide, among other things, that each person who is or was made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, is or was a director or officer, of the company or is or was serving at the request of the company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the company to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended against all expense, liability and loss including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding; provided, however, that, subject to certain exceptions, the company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the company. The company may, by action of its board of directors, provide indemnification to employees and agents of the company with the same scope and effect as the foregoing indemnification of officers and directors. The right to indemnification conferred in each of the Bylaws is a contract right and, subject to certain exceptions, includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

The Bylaws also provides that the company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the company or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability pursuant to the Bylaws.

Article III, Section 12 of the By-Laws of Dawson Marine Services Company provides that the corporation shall indemnify each director, officer, employee or corporate agent against his expenses and liabilities in connection with any action, suit or proceeding, including proceedings brought by or in the right of the corporation, whether or not he shall have been adjudged liable for negligence or misconduct, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Expenses incurred by a director, officer, employee or corporate agent in connection with any action, suit or proceeding shall be paid by the corporation as incurred upon receipt of an undertaking by him or on his behalf to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in the By-Laws. The corporation may purchase and maintain insurance on behalf of any director, officer, employee or corporate agent against his expenses and liabilities in connection with any action, suit or proceeding.

Article II, Section 9 of the Bylaws of Fifty-Three Dredging Corporation provides that directors are entitled to indemnification as provided by law and by the company’s Certificate of Incorporation.

Limited Liability Company Agreements

Section 2.14 and Article IV of the Limited Liability Company Agreement of Great Lakes Dredge & Dock Company, LLC and Section 6.5 of the Limited Liability Company Agreement of NASDI, LLC provide, among other things, that each person who is or was made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, is or was a manager or officer, of the company or is or was serving at the request of the company as a manager, director, officer, employee, fiduciary, or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the company to the fullest extent which it is empowered to do so by the DLLCA, as the same exists or may hereafter be amended against all expense, liability and loss including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding; provided, however, that, subject to certain exceptions, the company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of managers of the company. The company may, by action of its board of managers, provide indemnification to employees and agents of the company with the same scope and effect as the foregoing indemnification of managers and officers. The right to indemnification conferred in each of the Bylaws is a contract right and, subject to certain exceptions, includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

The limited liability company agreement also provide that the company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a manager, officer, employee, fiduciary, or agent of the company or was serving at the request of the company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability pursuant to the Limited Liability Company Agreement.

Insurance

Our directors and officers and the directors, managers and officers of the other registrants are covered under directors’ and officers’ liability insurance policies maintained by us.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Reference is made to the Index to Exhibits filed as a part of this registration statement.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(i)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on August 2, 2011.

GREAT LAKES DREDGE & DOCK CORPORATION (Registrant)
By:	/s/ Bruce J. Biemeck
Name: Bruce J. Biemeck
Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	August 2, 2011

* Carl A. Albert	Director	August 2, 2011

* Stephen H. Bittel	Director	August 2, 2011

* Peter R. Deutsch	Director	August 2, 2011

* Nathan D. Leight	Director	August 2, 2011

* Douglas B. Mackie	Director	August 2, 2011

* Jason G. Weiss	Director	August 2, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on August 2, 2011.

GREAT LAKES DREDGE & DOCK COMPANY, LLC (Registrant)
By:	/s/ Bruce J. Biemeck
Name: Bruce J. Biemeck
Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	Chief Executive Officer and Manager (Principal Executive Officer)	August 2, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	President, Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	August 2, 2011

* Edward B. Smith	Vice President, Controller and Manager	August 2, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on August 2, 2011.

DAWSON MARINE SERVICES COMPANY (Registrant)

By:	/s/ Catherine Hoffman
	Name:	Catherine Hoffman
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Catherine Hoffman Catherine Hoffman	President and Director (Principal Executive Officer)	August 2, 2011

* Michael Sayer	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	August 2, 2011

* Andrew Funke	Vice President and Director	August 2, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on August 2, 2011.

GREAT LAKES CARIBBEAN DREDGING, INC. (Registrant)
By:	/s/ Bruce J. Biemeck
Name: Bruce J. Biemeck
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	August 2, 2011

* Edward B. Smith	Controller, Assistant Secretary and Director	August 2, 2011

*	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on August 2, 2011.

NASDI HOLDINGS CORPORATION (Registrant)

By:	/s/ Bruce J. Biemeck
	Name:	Bruce J. Biemeck
	Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	August 2, 2011

* Edward B. Smith	Controller, Assistant Secretary and Director	August 2, 2011

*	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on August 2, 2011.

FIFTY-THREE DREDGING CORPORATION (Registrant)

By:	/s/ William H. Hanson
	Name:	William H. Hanson
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William H. Hanson William H. Hanson	President and Director (Principal Executive Officer)	August 2, 2011

* Katherine M. Hayes	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2011

* Paul E. Dinquel	Vice President and Director	August 2, 2011

* Susan M. Williams	Secretary and Director	August 2, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on August 2, 2011.

NASDI, LLC (Registrant)
By:	/s/ Bruce J. Biemeck Name: Bruce J. Biemeck

Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jonathan W. Berger	Chief Executive Officer and Manager (Principal Executive Officer)	August 2, 2011

/s/ Bruce J. Biemeck Bruce J. Biemeck	Vice President and Manager] (Principal Financial Officer and Principal Accounting Officer)	August 2, 2011

* Edward B. Smith	Manager	August 2, 2011

*By:	/s/ Bruce J. Biemeck
Bruce J. Biemeck
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger dated as of December 22, 2003, among Great Lakes Dredge & Dock Corporation, GLDD Acquisitions Corp., GLDD Merger Sub, Inc. and Vectura Holding Company LLC.(1)

2.2	Agreement and Plan of Merger by and among GLDD Acquisitions Corp., Aldabra Acquisition Corporation, and certain shareholders of Aldabra Acquisition Corporation and GLDD Acquisitions Corp., dated as of June 20, 2006.(2)

2.3	Agreement and Plan of Merger, dated as of August 21, 2006, among Great Lakes Dredge & Dock Holdings Corp., Aldabra Acquisition Corporation, and GLH Merger Sub, L.L.C.(3)

3.1	Amended and Restated Certificate of Incorporation of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006 (now renamed Great Lakes Dredge & Dock Corporation).(4)

3.2	Third Amended and Restated Bylaws of Great Lakes Dredge & Dock Corporation, effective as of March 8, 2011.(5)

3.3	Certificate of Ownership and Merger of Great Lakes Dredge & Dock Corporation with and into Great Lakes Dredge & Dock Holdings Corp.(6)

3.4	Certificate of Formation of Great Lakes Dredge & Dock Company, LLC, dated July 12, 2004*

3.5	Limited Liability Company Agreement, dated July 12, 2004, of Great Lakes Dredge & Dock Company, LLC*

3.6	Certificate of Incorporation of Dawson Marine Company, dated March 23, 1987, as amended by the Certificate of Amendment dated June 30, 2000*

3.7	By-Laws of Dawson Marine Company*

3.8	Certificate of Incorporation of Great Lakes Caribbean Dredging, Inc., dated February 10, 2000*

3.9	By-Laws of Great Lakes Caribbean Dredging, Inc.*

3.10	Certificate of Incorporation of NASDI Holdings Corporation, dated December 1, 2005*

3.11	Bylaws of NASDI Holdings Corporation*

3.12	Certificate of Incorporation of Fifty-Three Dredging Corporation, dated April 15, 1982, as amended by the Certificate of Amendment dated October 9, 1991*

3.13	Bylaws of Fifty-Three Dredging Corporation*

3.14	Certificate of Conversion and Certificate of Formation of NASDI, LLC, dated April 30, 2008.*

3.15	Limited Liability Company Agreement, dated April 30, 2008, by and among NASDI Holdings Corporation, Christopher A. Berardi and NASDI, LLC.(24)

4.1	Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.(7)

4.2	Form of 7.375% Senior Note due 2019 (filed as Exhibit A to the Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee).(7)

4.3	Specimen Common Stock Certificate for Great Lakes Dredge & Dock Corporation.(12)

5.1	Opinion of Neal, Gerber & Eisenberg LLP+

10.1	Credit Agreement, dated as of June 12, 2007, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger and Administrative Agent.(13)

Exhibit Number	Description

10.2	Amendment No. 1 to Credit Agreement, dated as of January 30, 2009, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger, Issuing Lender and Administrative Agent.(10)

10.3	Amendment No. 2 to Credit Agreement, dated as of May 10, 2010, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger, Issuing Lender and Administrative Agent. (29)

10.4	Consent and Amendment No. 3 to Credit Agreement, dated as of December 31, 2010, among Great Lakes Dredge & Dock Corporation, the other loan parties from time to time party thereto, the financial institutions from time to time party thereto and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Swing Line Lender, Sole Lead Arranger, Issuing Lender and Administrative Agent. (8)

10.5	Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of December 22, 2003, among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.(9)

10.6	First Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of September 30, 2004, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.(11)

10.7	Second Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of November 14, 2005, by and among the Great Lakes Dredge & Dock Corporation, the subsidiaries of Great Lakes Dredge & Dock Company, Travelers Casualty and Surety Company, United Pacific Insurance Company, Reliance National Insurance Company, Reliance Surety Company and Travelers Casualty and Surety Company of America.(15)

10.8	Third Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of September 28, 2006, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.(16)

10.9	Fourth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of June 12, 2007, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company of America.(20)

10.10	Fifth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of April 27, 2009, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company of America.(17)

10.11	Sixth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated January 24, 2011, by and among the Company, the subsidiaries of the Company party thereto, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America. (7)

10.12	International Letter of Credit Agreement, dated September 29, 2006, by and among Great Lakes Dredge & Dock Corporation and Wells Fargo HSBC Trade Bank.(28)

10.13	First Amendment to International Letter of Credit Agreement, dated July 16, 2007, by and among Great Lakes Dredge & Dock Corporation and Wells Fargo HSBC Trade Bank.(18)

Exhibit Number	Description

10.14	Second Amendment to International Letter of Credit Agreement dated September 29, 2009, by and among Great Lakes Dredge & Dock Corporation, Great Lakes Dredge & Dock Company, LLC and Wells Fargo HSBC Trade Bank, NA.(19)

10.15	Reaffirmation, Ratification and Assumption Agreement dated December 26, 2006, by and between Great Lakes Dredge & Dock Corporation (formerly named Great Lakes Dredge & Dock Holdings Corp.) and Wells Fargo HSBC Trade Bank, N.A.(6)

10.16	Amended and Restated Management Equity Agreement dated December 26, 2006 by and among Aldabra Acquisition Corporation, Great Lakes Dredge & Dock Holdings Corp. and each of the other persons identified on the signature pages thereto.†(6)

10.17	Employment Agreement between the Company and Jonathan W. Berger.†(14)

10.18	Employment Agreement between the Company and Bruce J. Biemeck.†(14)

10.19	Summary of Oral Employment Agreements with Named Executive Officers.†(12)

10.20	Great Lakes Dredge & Dock Company, LLC Annual Bonus Plan effective as of January 1, 2011.†(21)

10.21	401(k) Savings Plan.†(22)

10.22	401(k) Lost Benefit Plan.†(12)

10.23	Secured Promissory Note dated December 31, 2006 executed by MJC Berry Enterprises, LLC, in favor of North American Site Developers, Inc.(23)

10.24	Lease Agreement between North American Site Developers, Inc. and MJC Berry Enterprises, LLC, dated as of December 31, 2006.(23)

10.25	Form of Investor Rights Agreement among Aldabra Acquisition Corporation, Great Lakes Dredge & Dock Holdings Corp., Madison Dearborn Capital Partners IV, L.P., certain stockholders of Aldabra Acquisition Corporation and certain stockholders of GLDD Acquisitions Corp.(3)

10.26	Limited Liability Company Agreement, dated April 30, 2008, by and among NASDI Holdings Corporation, Christopher A. Berardi and NASDI, LLC.(24)

10.27	Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.†(25)

10.28	Form of Great Lakes Dredge & Dock Corporation Non-Qualified Stock Option Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.†(26)

10.29	Form of Great Lakes Dredge & Dock Corporation Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.†(26)

10.30	Separation Agreement with Douglas B. Mackie effective as of September 7, 2010.†(14)

10.31	Consulting Agreement with Douglas B. Mackie effective as of September 8, 2010.†(14)

10.32	Consulting and Separation Agreement and General Release with Deborah A. Wensel effective as of September 7, 2010.†(14)

10.33	Asset Purchase Agreement dated as of December 31, 2010 among Great Lakes Dredge & Dock Corporation, L.W. Matteson, Inc., Lawrence W. Matteson and Larry W. Matteson.(8)

10.34	Lease Agreement dated as of December 31, 2010 between, L.W. Matteson, Inc. and Great Lakes Dredge & Dock Corporation.(8)

10.35	Secured Subordinated Promissory Note dated December 31, 2010, made and delivered by Great Lakes Dredge & Dock, LLC in favor of L.W. Matteson, Inc.(8)

10.36	Employment Agreement between the Company and Richard Lowry.†(27)

Exhibit Number	Description

10.37	Registration Rights Agreement, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and the initial purchasers named therein.(7)

10.38	Form of Great Lakes Dredge & Dock Performance Vesting RSU Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.(31)

10.39	Form of Great Lakes Dredge & Dock Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.(31)

10.40	Form of Great Lakes Dredge & Dock Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.(31)

12.1	Ratio of Earnings to Fixed Charges.*

21.1	Subsidiaries of Great Lakes Dredge & Dock Corporation.(30)

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of CPA Associates PC.*

23.3	Consent of Neal, Gerber & Eisenberg LLP.+ (Included in Exhibit 5.1)

24.1	Powers of Attorney*

25.1	Statement of Eligibility on Form T-1*

99.1	Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Letter to Clients*

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

(1)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on January 6, 2004 (Commission file no. 333-64687).
(2)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on June 22, 2006 (Commission file no. 333-64687).
(3)	Incorporated by reference to Great Lakes Dredge & Dock Holding Corp.’s Registration Statement on Form S-4 filed with the Commission on August 24, 2006 (Commission file no. 333-136861-01).
(4)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Registration Statement on Form 8-A filed with the Commission on December 26, 2006 (Commission file no. 001-33225).
(5)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on March 14, 2011 (Commission file no. 001-33225).
(6)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on December 29, 2006 (Commission file no. 001-33225).
(7)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on January 28, 2011 (Commission file no. 001-33225).
(8)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on January 3, 2011 (Commission file no. 001-33225).
(9)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(10)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on February 5, 2009 (Commission file no. 001-33225).
(11)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(12)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Annual Report on Form 10-K filed with the Commission on March 22, 2007 (Commission file no. 001-33225).

(13)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on June 15, 2007 (Commission file no. 001-33225).
(14)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on September 8, 2010 (Commission file no. 001-33225).
(15)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on November 17, 2005 (Commission file no. 333-64687).
(16)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on October 4, 2006 (Commission file no. 333-64687).
(17)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on April 29, 2009 (Commission file no. 001-33225).
(18)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(19)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on October 5, 2009 (Commission file no. 001-33225).
(20)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(21)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on January 18, 2011 (Commission file no. 001-33225).
(22)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Annual Report on Form 10-K filed with the Commission on March 30, 2005 (Commission file no. 333-64687).
(23)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on February 20, 2007 (Commission file no. 001-33225).
(24)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on May 6, 2008 (Commission file no. 001-33225).
(25)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Registration Statement on Form S-8 filed with the Commission on April 3, 2008 (Commission file no. 333-150067).
(26)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on May 22, 2008 (Commission file no. 001-33225).
(27)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on July 9, 2007 (Commission file no. 001-33225).
(28)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K/A filed with the Commission on August 17, 2010 (Commission file no. 001-33225).
(29)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on May 11, 2010 (Commission file no. 001-33225).
(30)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 (Commission file no. 001-33225).
(31)	Incorporated by reference to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Commission on July 1, 2011 (Commission file no. 001-33225).
*	Previously filed.
+	Filed herewith.
†	Compensatory plan or arrangement.